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                                                                    EXHIBIT 23.1



We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 of Valhi, Inc., and to the incorporation by reference therein of our report dated March 15, 2002, except with respect to
Note 22, as to which the date is November 12, 2002, with respect to the consolidated financial statements of Valhi, Inc. and Subsidiaries included in its Current Report on Form 8-K dated November 15, 2002.



                                  PricewaterhouseCoopers LLP


Dallas, Texas
November 15, 2002